FOR IMMEDIATE RELEASE

Contact:
Brookdale Senior Living Inc.
Ross Roadman  615-564-8104

Brookdale Announces Third Quarter 2010 Results and Record CFFO of $59.7 Million

Highlights

•
Cash From Facility Operations (“CFFO”) was $59.7 million, or $0.50 per share, in the third quarter, versus $50.4 million, or $0.43 per share, for the third quarter of 2009 (excluding transaction-related costs in Q3 2009).

•
Average unit occupancy was 87.4%, a 60 basis point increase from 86.8% in the second quarter of 2010 and 70 basis points higher than the third quarter of 2009.  All of the Company’s business segments experienced a sequential quarter occupancy increase.

•	Entry fee sale closings for the third quarter were 87, the highest quarterly total since the company went public.

•	Revenue increased over the third quarter of 2009 by $52.6 million, or 10.4%, to $558.5 million.

•	Adjusted EBITDA improved over the third quarter of 2009 by $17.6 million, or 20.6%, to $103.3 million.

Nashville, TN.  November 1, 2010 – Brookdale Senior Living Inc. (NYSE: BKD) (the “Company”) today reported financial and operating results for the third quarter of 2010.

Bill Sheriff, Brookdale’s CEO, said, “We saw the continuation of positive trends in key drivers of the business during the third quarter.  We built occupancy every month for the last seven months and ended with all segments increasing for the quarter.  Our senior housing rate per unit continued modest recovery and ancillary service revenue continued to experience solid growth.  Entry fee sales were strong and, for the first time in two years, we had more move-ins than move-outs in entry fee independent living.  We are pleased with the positive results this quarter and the improving trends.”

Mark Ohlendorf, Co-President and CFO of Brookdale, commented, “As we have done throughout the year, we continued to make progress on strengthening our balance sheet and increasing our liquidity position during the third quarter. In August, we completed two mortgage debt refinancing transactions in the aggregate principal amount of $219.0 million. After completion of those transactions, we have now addressed all of our 2011 maturities and a significant portion of our 2012 maturities.  Since the beginning of the year, we have refinanced or repaid approximately $414 million of mortgage debt that was scheduled to mature in 2010, 2011 and 2012.  With our cash and secured line, we had $189.0 million of liquidity at the end of the third quarter.”

Financial Results

Total revenue for the third quarter was $558.5 million, an increase of $52.6 million, or 10.4%, from the third quarter of 2009.  Excluding revenue from the communities acquired in the fourth quarter of 2009, revenue increased by 6.3%.  The increase in revenue was primarily driven by an increase in average monthly revenue per unit, including growing revenues from ancillary services, an increase in capacity through expansions and acquisitions, and an increase in occupancy.

Average monthly revenue per unit was $4,457 in the third quarter, an increase of $198, or 4.6%, over the third quarter of 2009.  Average occupancy for all consolidated communities for the third quarter of 2010 was 87.4%, 70 basis points higher than the third quarter of 2009 and 60 basis points higher than the second quarter of 2010.

Facility operating expenses for the third quarter were $368.9 million, an increase of $40.0 million, or 12.2%, from the third quarter of 2009.  The increase over the prior year’s quarter was primarily driven by the growth of ancillary services, increased salaries and wages, as well as expenses associated with expansions and acquisitions.  Operating contribution margin for the Company during the third quarter of 2010 was 33.8%.

General and administrative expenses for the third quarter were $33.2 million, a decrease of $1.5 million, or 4.3%, from the $34.7 million of general and administrative expenses in the third quarter of 2009.  Excluding non-cash compensation expense and transaction-related costs from both periods, general and administrative expenses were $27.4 million in the third quarter of 2010 versus $24.7 million for the prior year same period.  Demonstrating the Company’s efficient platform, this was 4.6% as a percentage of revenue (including revenues under management) in the third quarter of 2010.

Brookdale’s management utilizes Adjusted EBITDA and Cash From Facility Operations to evaluate the Company’s performance and liquidity because these metrics exclude non-cash expenses such as depreciation and amortization, non-cash stock-based compensation expense and straight-line lease expense, net of deferred gain amortization.  Brookdale also uses Facility Operating Income to assess the performance of its communities.

For the quarter ended September 30, 2010, Facility Operating Income was $181.6 million, an increase of $12.4 million, or 7.3%, from the third quarter of 2009, and Adjusted EBITDA was $103.3 million, an increase of $17.6 million, or 20.6%, over the third quarter of 2009.  For the nine months ended September 30, 2010, Facility Operating Income was $551.2 million, an increase of $31.4 million, or 6.0%, from the prior year period, and Adjusted EBITDA was $299.9 million, an increase of $36.3 million, or 13.8%, over the prior year period.

Cash From Facility Operations was $59.7 million for the third quarter of 2010, or $0.50 per share, an increase of $9.3 million, or 18.4%, from CFFO of $50.4 million, or $0.43 per share, for the third quarter of 2009 (excluding $2.2 million of transaction-related costs in the third quarter of 2009).  Cash From Facility Operations was $171.1 million for the nine months ended

September 30, 2010, or $1.44 per share, an increase of $17.5 million, or 11.4%, from CFFO of $153.6 million, or $1.42 per share, for the prior year period (excluding $2.7 million of transaction-related costs in the prior year period).

Net loss for the third quarter of 2010 was $(16.9) million, or $(0.14) per diluted common share. The loss for the quarter includes non-cash items for depreciation and amortization, non-cash stock-based compensation expense and straight-line lease expense, net of deferred gain amortization.

Operating Activities

For the quarter ended September 30, 2010, same community revenues grew 3.7% over the same period in 2009 as revenue per unit increased by 3.1% and occupancy increased by 50 basis points.  Same community Facility Operating Income for the quarter increased by 0.7% when compared to the third quarter of 2009 as expenses grew by 5.3%.

For the twelve months ended September 30, 2010, same community revenues grew 3.1% over the corresponding period ending in 2009 as revenue per unit increased by 3.0% and occupancy increased by 10 basis points.  Same community Facility Operating Income increased by 2.0% over the corresponding period ending in 2009.

During the third quarter, the Company acquired two home health agencies for an aggregate purchase price of approximately $4.3 million.  At the end of the quarter, the Company’s home health agencies were serving over 24,500 units across the total consolidated Brookdale portfolio, up from approximately 18,800 units served a year ago.  By the end of the third quarter, the Company’s ancillary services programs provided therapy services to almost 38,100 Brookdale units.  Therapy and home health services produced $264 of monthly Facility Operating Income per occupied unit in the third quarter across all units served, up from $206 per month a year ago, driven primarily by maturation of existing clinics and the acquisition of home health agencies.

Balance Sheet

Brookdale had $69.0 million of unrestricted cash and cash equivalents and $174.2 million of restricted cash on its balance sheet at the end of the third quarter.

In August, the Company completed two mortgage debt refinancing transactions in the aggregate principal amount of $219.0 million. The Company obtained a $181.0 million first mortgage loan from Prudential Mortgage Capital Company. The loan has a seven year term and bears interest at a fixed rate. Additionally, the Company obtained a $38.0 million first mortgage loan from GE Capital, Healthcare Financial Services. The loan has a five year term and bears interest at a variable rate. The initial blended interest rate of the loans is 5.96%. The proceeds of the loans were used to repay existing debt that was scheduled to mature in 2011 and 2012.

The Company currently has no mortgage debt maturities before 2012 that do not contain contractual extension options (other than periodic, scheduled principal payments).

Supplemental Information

The Company will shortly post on the Investor Relations section of the Company’s website at www.brookdaleliving.com supplemental information relating to the Company’s third quarter results.  This information will also be furnished in a Form 8-K to be filed with the SEC.

Earnings Conference Call

Brookdale’s management will conduct a conference call on Tuesday, November 2, 2010 to review the financial results of its third quarter ended September 30, 2010.  The conference call is scheduled for 9:00 AM ET.  All interested parties are welcome to participate in the live conference call.  The conference call can be accessed by dialing (866) 900-2996 (from within the U.S.) or (706) 643-2685 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Brookdale Senior Living Third Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at www.brookdaleliving.com.  Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.  A replay of the webcast will be available for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM ET on November 9, 2010 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.) and referencing access code “21052838.”  A copy of this earnings release is posted on the Investor Relations page of the Brookdale website (www.brookdaleliving.com).

About Brookdale Senior Living

Brookdale Senior Living Inc. is a leading owner and operator of senior living communities throughout the United States.  The Company is committed to providing an exceptional living experience through properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents.  Currently the Company owns and operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with 562 communities in 35 states and the ability to serve approximately 52,000 residents.

Safe Harbor

Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to our operational initiatives and our expectations regarding their effect on our results; our expectations regarding occupancy, revenue, cash flow, expense levels, the demand for senior housing, expansion and development activity, acquisition opportunities, asset dispositions and the valuation of our common stock; our belief regarding our growth prospects; our ability to secure financing or repay, replace or extend existing debt at or prior to maturity; our ability to remain in compliance with all of our debt and lease agreements (including the financial covenants contained therein); our expectations regarding liquidity; our plans to deleverage; our expectations regarding financings and refinancings of assets (including the timing thereof); our expectations regarding the effect of pending or proposed changes in government reimbursement programs on our results; our plans to generate growth organically through occupancy improvements, increases in annual rental rates and the achievement of operating efficiencies and cost savings; our plans to expand our offering of ancillary services (therapy and home health); our plans to expand existing communities; our plans to acquire additional communities, asset portfolios, operating companies and home health agencies; the expected project costs for our expansion program; our expected levels of expenditures and reimbursements (and the timing thereof); our expectations for the performance of our entrance fee communities; our ability to anticipate, manage and address industry trends and their effect on our business; and our ability to increase revenues, earnings, Adjusted EBITDA, Cash From Facility Operations, and/or Facility Operating Income.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan” or other similar words or expressions.  Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition, or state other forward-looking information.  Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from these forward-looking statements include, but are not limited to, the risk associated with the current global economic crisis and its impact upon capital markets and liquidity; our inability to extend (or refinance) debt (including our credit and letter of credit facilities) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; the risk that we may be required to post additional cash collateral in connection with our interest rate swaps; the risk that continued market deterioration could jeopardize the performance of certain of our counterparties’ obligations; changes in governmental reimbursement programs; our limited operating history on a combined basis; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; our ability to complete acquisitions and integrate them into our operations; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our facilities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this press release and/or the associated earnings conference call.  The factors discussed above and the other factors noted in our SEC filings from time to time could cause our actual results to differ significantly from those contained in any forward-looking statement.  We cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue
Resident fees	$557,125	$503,856	$1,647,714	$1,499,544
Management fees	1,339	1,987	4,146	5,002
Total revenue	558,464	505,843	1,651,860	1,504,546

Expense
Facility operating expense (excluding depreciation and amortization of $54,070, $45,851, $158,277 and $137,102, respectively)	368,936	328,939	1,077,311	963,637
General and administrative expense (including non-cash stock-based compensation expense of $5,823, $7,869, $15,799 and $21,549, respectively)	33,231	34,720	97,017	100,148
Facility lease expense	68,090	68,036	203,514	204,211
Depreciation and amortization	74,951	66,983	221,180	202,378
Facility lease termination expense	4,616	-	4,616	-
Total operating expense	549,824	498,678	1,603,638	1,470,374
Income from operations	8,640	7,165	48,222	34,172

Interest income	441	623	1,521	1,771
Interest expense:
Debt	(33,357)	(30,574)	(100,540)	(96,845)
Amortization of deferred financing costs and debt discount	(2,244)	(2,167)	(7,250)	(7,099)
Change in fair value of derivatives and amortization	(176)	(2,478)	(5,023)	1,137
Loss on extinguishment of debt, net	(856)	(1,178)	(1,557)	(2,918)
Equity in earnings of unconsolidated ventures	272	42	788	1,218
Other non-operating (expense) income	(1,454)	(52)	(1,454)	4,172
Loss before income taxes	(28,734)	(28,619)	(65,293)	(64,392)
Benefit for income taxes	11,821	7,329	24,528	18,936
Net loss	(16,913)	(21,290)	(40,765)	(45,456)

Basic and diluted loss per share	$(0.14)	$(0.18)	$(0.34)	$(0.42)

Weighted average shares used in computing basic and diluted net loss per share	120,404	118,455	119,817	108,807

Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2010	December 31, 2009
	(unaudited)

Cash and cash equivalents	$68,961	$66,370
Cash and escrow deposits - restricted	112,340	109,977
Accounts receivable, net	83,606	75,816
Other current assets	64,028	58,038
Total current assets	328,935	310,201
Property, plant, and equipment and leasehold intangibles, net	3,753,707	3,857,774
Other assets, net	455,421	477,536
Total assets	$4,538,063	$4,645,511

Current liabilities	$707,181	$691,597
Long-term debt, less current portion	2,401,841	2,459,341
Other liabilities	366,271	407,991
Total liabilities	3,475,293	3,558,929
Stockholders’ equity	1,062,770	1,086,582
Total liabilities and stockholders’ equity	$4,538,063	$4,645,511

Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2010	2009
Cash Flows from Operating Activities
Net loss	$(40,765)	$(45,456)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on extinguishment of debt, net	1,557	2,918
Depreciation and amortization	228,430	209,477
Equity in earnings of unconsolidated ventures	(788)	(1,218)
Distributions from unconsolidated ventures from cumulative share of net earnings	375	455
Amortization of deferred gain	(3,258)	(3,259)
Amortization of entrance fees	(18,160)	(16,084)
Proceeds from deferred entrance fee revenue	27,716	23,225
Deferred income tax benefit	(26,544)	(19,440)
Change in deferred lease liability	8,109	12,073
Change in fair value of derivatives and amortization	5,023	(1,137)
Loss (gain) on sale of communities and investment in unconsolidated venture	1,548	(4,352)
Change in future service obligation	(1,064)	-
Non-cash stock-based compensation	15,799	21,549
Changes in operating assets and liabilities:
Accounts receivable, net	(6,480)	13,526
Prepaid expenses and other assets, net	(4,007)	(10,734)
Accounts payable and accrued expenses	5,721	29,557
Tenant refundable fees and security deposits	(2,720)	(14,297)
Deferred revenue	(5)	1,811
Other	(11,332)	(12,642)
Net cash provided by operating activities	179,155	185,972
Cash Flows from Investing Activities
Decrease in lease security deposits and lease acquisition deposits, net	2,067	2,071
Increase in cash and escrow deposits — restricted	(2,567)	(54,694)
Net proceeds from sale of property, plant and equipment	-	210
Additions to property, plant, and equipment and leasehold intangibles, net of related payables	(70,604)	(87,507)
Acquisition of assets, net of related payables and cash received	(26,116)	(1,227)
Payment on (issuance of) notes receivable, net	1,013	(590)
Investment in unconsolidated ventures	(659)	(1,246)
Distributions received from unconsolidated ventures	77	969
Proceeds from sale of assets	1,487	-
Proceeds from sale leaseback transaction	-	9,166
Proceeds from sale of unconsolidated venture	675	8,831
Other	(638)	-
Net cash used in investing activities	(95,265)	(124,017)
Cash Flows from Financing Activities
Proceeds from debt	382,076	67,986
Repayment of debt and capital lease obligations	(444,940)	(21,194)
Proceeds from line of credit	60,000	60,446
Repayment of line of credit	(60,000)	(219,899)
Payment of financing costs, net of related payables	(8,436)	(7,258)
Proceeds from public equity offering, net	-	163,827
Other	(590)	(713)
Refundable entrance fees:
Proceeds from refundable entrance fees	27,303	17,032
Refunds of entrance fees	(16,106)	(16,842)
Cash portion of loss on extinguishment of debt	(179)	-
Recouponing and payment of swap termination, net	(20,427)	-
Net cash (used in) provided by financing activities	(81,299)	43,385
Net increase in cash and cash equivalents	2,591	105,340
Cash and cash equivalents at beginning of period	66,370	53,973
Cash and cash equivalents at end of period	$68,961	$159,313

Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP.  Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to long-term contracts and the financing and capitalization of the business.  We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, loss on sale of communities (including facility lease termination expense), depreciation and amortization (including non-cash impairment charges), straight-line lease expense (income), amortization of deferred gain, amortization of deferred entrance fees, non-cash compensation expense, and change in future service obligation and including entrance fee receipts and refunds (excluding first generation entrance fee receipts on a newly opened entrance fee CCRC).

We believe Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

•	It is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance to our day-to-day operations;

•
It provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	It is an indication to determine if adjustments to current spending decisions are needed.

The table below reconciles Adjusted EBITDA from net loss for the three and nine months ended September 30, 2010 and 2009 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009 (1)	2010	2009 (1)

Net loss	$(16,913)	$(21,290)	$(40,765)	$(45,456)
Benefit for income taxes	(11,821)	(7,329)	(24,528)	(18,936)
Equity in earnings of unconsolidated ventures	(272)	(42)	(788)	(1,218)
Loss on extinguishment of debt	856	1,178	1,557	2,918
Other non-operating expense (income)	1,454	52	1,454	(4,172)
Interest expense:
Debt	25,817	23,276	77,786	75,071
Capitalized lease obligation	7,540	7,298	22,754	21,774
Amortization of deferred financing costs and debt discount	2,244	2,167	7,250	7,099
Change in fair value of derivatives and amortization	176	2,478	5,023	(1,137)
Interest income	(441)	(623)	(1,521)	(1,771)
Income from operations	8,640	7,165	48,222	34,172
Facility lease termination expense	4,616	-	4,616	-
Depreciation and amortization	74,951	66,983	221,180	202,378
Straight-line lease expense	2,812	3,793	8,109	12,073
Amortization of deferred gain	(1,086)	(1,088)	(3,258)	(3,259)
Amortization of entrance fees	(6,634)	(5,742)	(18,160)	(16,084)
Non-cash compensation expense	5,823	7,869	15,799	21,549
Change in future service obligation	-	-	(1,064)	-
Entrance fee receipts(2)	22,054	21,931	55,019	40,257
First generation entrance fees received (3)	(2,921)	(10,626)	(14,488)	(10,626)
Entrance fee disbursements	(4,984)	(4,649)	(16,106)	(16,842)
Adjusted EBITDA	$103,271	$85,636	$299,869	$263,618

(1)	The calculation of Adjusted EBITDA includes transaction-related costs for the three and nine months ended September 30, 2009 of $2.2 million and $2.7 million, respectively.
(2)	Includes the receipt of refundable and non-refundable entrance fees.
(3)	First generation entrance fees received represents initial entrance fees received from the sale of units at a newly opened entrance fee CCRC.

Cash From Facility Operations

Cash From Facility Operations (CFFO) is a measurement of liquidity that is not calculated in accordance with GAAP and should not be considered in isolation as a substitute for cash flows provided by or used in operations, as determined in accordance with GAAP.  We define CFFO as net cash provided by (used in) operating activities adjusted for changes in operating assets and liabilities, deferred interest and fees added to principal, refundable entrance fees received, first generation entrance fee receipts on a newly opened entrance fee CCRC, entrance fee refunds disbursed, lease financing debt amortization with fair market value or no purchase options, facility lease termination expense, other, and recurring capital expenditures.  Recurring capital expenditures include expenditures capitalized in accordance with GAAP that are funded from CFFO. Amounts excluded from recurring capital expenditures consist primarily of unusual or non-recurring capital items (including integration capital expenditures), community purchases and/or major projects or renovations that are funded using financing proceeds and/or proceeds from the sale of communities that are held for sale.

We believe CFFO is useful to investors in evaluating our liquidity for the following reasons:

•	It provides an assessment of our ability to facilitate meeting current financial and liquidity goals.

•	To assess our ability to:
(i)	service our outstanding indebtedness;
(ii)	pay dividends; and
(iii)	make regular recurring capital expenditures to maintain and improve our facilities.

The table below reconciles CFFO from net cash provided by operating activities for the three and nine months ended September 30, 2010 and 2009 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009 (1)	2010	2009 (1)

Net cash provided by operating activities	$64,384	$72,900	$179,155	$185,972
Changes in operating assets and liabilities	(3,812)	(11,438)	18,823	(7,221)
Refundable entrance fees received(2)	12,242	9,296	27,303	17,032
First generation entrance fees received (3)	(2,921)	(10,626)	(14,488)	(10,626)
Entrance fee refunds disbursed	(4,984)	(4,649)	(16,106)	(16,842)
Recurring capital expenditures, net	(7,572)	(5,495)	(21,583)	(12,038)
Lease financing debt amortization with fair market value or no purchase options	(2,267)	(1,793)	(6,659)	(5,371)
Facility lease termination expense	4,616	-	4,616	-
Cash From Facility Operations	$59,686	$48,195	$171,061	$150,906

(1)	The calculation of CFFO includes transaction-related costs for the three and nine months ended September 30, 2009 of $2.2 million and $2.7 million, respectively.
(2)
Total entrance fee receipts for the three months ended September 30, 2010 and 2009 were $22.1 million and $21.9 million, respectively, including $9.8 million and $12.6 million, respectively, of non-refundable entrance fee receipts included in net cash provided by operating activities. Total entrance fee receipts for the nine months ended September 30, 2010 and 2009 were $55.0 million and $40.3 million, respectively, including $27.7 million and $23.2 million, respectively, of non-refundable entrance fee receipts included in net cash provided by operating activities.

(3)	First generation entrance fees received represents initial entrance fees received from the sale of units at a newly opened entrance fee CCRC.

The calculation of CFFO per share is based on weighted average outstanding common shares for the period, excluding any unvested restricted shares.  Annual CFFO per share for all periods is calculated as the sum of the quarterly amounts for the year.

Facility Operating Income

Facility Operating Income is not a measurement of operating performance calculated in accordance with GAAP and should not be considered in isolation as a substitute for net income, income from operations, or cash flows provided by or used in operations, as determined in accordance with GAAP.  We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, loss on sale of communities (including facility lease termination expense), depreciation and amortization (including non-cash impairment charges), facility lease expense, general and administrative expense, including non-cash stock compensation expense, change in future service obligation, amortization of deferred entrance fee revenue and management fees.

We believe Facility Operating Income is useful to investors in evaluating our facility operating performance for the following reasons:

•	It is helpful in identifying trends in our day-to-day facility performance;

•	It provides an assessment of our revenue generation and expense management; and

•	It provides an indicator to determine if adjustments to current spending decisions are needed.

The table below reconciles Facility Operating Income from net loss for the three and nine months ended September 30, 2010 and 2009 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net loss	$(16,913)	$(21,290)	$(40,765)	$(45,456)
Benefit for income taxes	(11,821)	(7,329)	(24,528)	(18,936)
Equity in earnings of unconsolidated ventures	(272)	(42)	(788)	(1,218)
Loss on extinguishment of debt	856	1,178	1,557	2,918
Other non-operating expense (income)	1,454	52	1,454	(4,172)
Interest expense:
Debt	25,817	23,276	77,786	75,071
Capitalized lease obligation	7,540	7,298	22,754	21,774
Amortization of deferred financing costs and debt discount	2,244	2,167	7,250	7,099
Change in fair value of derivatives and amortization	176	2,478	5,023	(1,137)
Interest income	(441)	(623)	(1,521)	(1,771)
Income from operations	8,640	7,165	48,222	34,172
Facility lease termination expense	4,616	-	4,616	-
Depreciation and amortization	74,951	66,983	221,180	202,378
Change in future service obligation	-	-	(1,064)	-
Facility lease expense	68,090	68,036	203,514	204,211
General and administrative (including non-cash
stock compensation expense)	33,231	34,720	97,017	100,148
Amortization of entrance fees	(6,634)	(5,742)	(18,160)	(16,084)
Management fees	(1,339)	(1,987)	(4,146)	(5,002)
Facility Operating Income	$181,555	$169,175	$551,179	$519,823